10
                                  Registration Statement No. 33-_____________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                        __________________________

                                 FORM S-8
          Registration Statement Under the Securities Act of 1933
                        __________________________

                       Providence Energy Corporation
            (Exact name of issuer as specified in its charter)

        RHODE ISLAND                          05-0389170
 (State or other jurisdic-                   (I.R.S. Employer
  tion of incorporation)                     Identification No.)

                           100 Weybosset Street
                      Providence, Rhode Island 02903
                                       (401) 272-5040
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                       Providence Energy Corporation
                      Restricted Stock Incentive Plan
                         (Full Title of the Plan)

                            Gary S. Gillheeney
                       Providence Energy Corporation
                           100 Weybosset Street
                      Providence, Rhode Island 02903
                                         (401) 272-5040
         (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                 Copy to:
                            Margaret D. Farrell
                         Hinckley, Allen & Snyder
                             1500 Fleet Center
                      Providence, Rhode Island 02903
                              (401) 274-2000
                           ____________________

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box.
[ x ]

    Approximate Date of Commencement of Proposed Sale to Public:
From time to time after the effective date of this Registration
Statement.

                                  Exhibit Index on Page 9
                                  Page 1 of 12 pages


                      CALCULATION OF REGISTRATION FEE



  Title of
Each Class of                    Proposed         Proposed
 Securities       Amount         Maximum          Maximum          Amount
of
    to be          to be      Offering Price      Aggregate        Registra-
 Registered     Registered      Per Share(*)     Offering Price    tion Fee




Common Stock
(par value
    $1.00)            60,000 shs.     $17.69          $1,061,400    $366.00



(*) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by the American Stock Exchange on May 14, 1996.

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference.

    The following documents heretofore filed by Providence Energy Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

    (a)  The Registrant's latest annual report filed on Form 10-
K;

    (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

    (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement filed under
Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Section 1.1-4.1 of the Rhode Island Business Corporation Act sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

    The Company's articles of incorporation and by-laws provide for indemnification of directors and officers of the Company for loss and expenses (including attorneys' fees) incurred in connection with any claim made against the director or officer by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or any other act wrongfully done or attempted by the director or officer alleged by any claimant and except for claims (i) for any breach of the director's or officer's duty of loyalty to the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability imposed upon a director or officer pursuant to the provisions of Section 1.1-43 of the Rhode Island Business Corporation Act; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) for an accounting or profits in fact made from the purchase or sale by the director or officer of the securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

    In addition to the authority conferred upon the Company as provided above, the articles provide that the Board of Directors may authorize agreements to be entered into with each director to provide that the Company shall pay, on behalf of the director with whom the same is entered into, certain losses or expenses arising from claims made against the director in his capacity as a director of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act wrongfully done or attempted. The articles further provide that any agreement so authorized may provide for the advancement of expenses to a director prior to the final disposition of any action, suit or proceeding involving such director and based on the alleged commission by the director of any such breach of duty or other act wrongfully done or attempted subject to an undertaking by the director to repay the same to the Company if the act involves a claim for which indemnification is not permitted under the articles and the final disposition of the action results in an adjudication adverse to the director.

    The articles provide that any such agreement may not provide for the indemnification of a director, or for the reimbursement of a director, in connection with any claim (1) for any breach of the director's duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) for profits under Section 16(b) of the Securities Exchange Act of 1934, as amended, or (4) for improper personal benefit (unless the transaction is permitted by the Rhode Island Business Corporation Act).

    The Company has entered into agreements with each of its directors providing for indemnification and reimbursement to the full extent permitted by the articles.

    The Company has director and officer liability insurance that insures directors and officers, and will provide for payment to the Corporation of costs incurred by it in indemnifying its directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    A list of the exhibits included as part of this Registration
Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

           (i)   To include any prospectus required by Section
      10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof); and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
      Statement;

           provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year that is incorporated by reference in this Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in this Prospectus, to deliver or cause to be delivered to each person to whom this Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in this Prospectus to provide such interim financial information.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of May, 1996.
                                            PROVIDENCE ENERGY CORPORATION


                                            By:/s/ Gary S. Gillheeney
                                               Gary S. Gillheeney, Senior
Vice
                                               President, Treasurer and
Chief
                                               Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature               Title                                Date

                   *                                          Chairman of
the Board,                  May 20, 1996
James H. Dodge              Chief Executive Officer,
                             President and Director

/s/ Gary S. Gillheeney                                        Senior Vice
President, Treasurer        May 20, 1996
Gary S. Gillheeney          and Chief Financial Officer

                       *                                        DirectorMay
                                                                  20, 1 996
Gilbert R. Bodell, Jr.

                       *                                        DirectorMay
                                                                  20, 1 996
John H. Howland

                       *                                        DirectorMay
                                                                  20, 1 996
Douglas H. Johnson

                       *                                        DirectorMay
                                                                  20, 1 996
Dorothy G. Kramer

                       *                                        DirectorMay
                                                                  20, 1 996
William Kreykes

                       *                                        DirectorMay
                                                                  20, 1 996
Paul F. Levy

                       *                                        DirectorMay
                                                                  20, 1 996
Romolo A. Marsella

                       *                                        DirectorMay
                                                                  20, 1 996
M. Anne Szostak

                       *                                        DirectorMay
                                                                  20, 1 996
Kenneth W. Washburn

                        *                                       DirectorMay
                                                                  20, 1 996
W. Edward Wood

/s/Gary S. Gillheeney
Gary S. Gillheeney
Attorney in Fact
                               EXHIBIT INDEX

                                                   SEQUENTIALLY
EXHIBIT                                              NUMBERED
NUMBER                  EXHIBIT                        PAGE

 3.1     Articles of Incorporation of
               the Registrant, as amended
               (filed as an exhibit to the
               Registrant's Form 10Q for the
               quarterly period ended March 31,
               1996 and by this reference
               incorporated herein)                        N/A


 3.2     By-laws of the Registrant (filed
               as an exhibit to the
               Registrant's Form 10Q for the
               quarterly period ended March 31,
               1996 and by this reference
               incorporated herein)                        N/A


   5           Opinion of Hinckley, Allen &
               Snyder                                       11

 23.1    Consent of Arthur Andersen, LLP                    13

 23.2    Consent of Hinckley, Allen &
               Snyder (included in Opinion
               filed as Exhibit 5)                         N/A

 24            Power of Attorney                            14


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